SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 16, 2004

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

(606) 432-1414
(Registrant's telephone number, including area code)

Item 5.02. -- Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 On December 16, 2004, the registrant issued a press release (attached to this report as Exhibit 1 and incorporated by reference to this report) announcing the election of Paul E. Patton as an "independent" director of its Board of Directors on December 14, 2004. There was no arrangement or understanding between Mr. Patton and any other person pursuant to which he was selected as a director. Mr. Patton has been named to serve on the Risk and Compliance and Audit and Asset Quality Committees of the Board of Directors.

 See Exhibit 1.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	December 16, 2004	/s/ Jean R. Hale
Jean R. Hale
Vice Chairman, President and Chief Executive Officer